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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

      Chronimed Holdings, Inc., a Minnesota corporation, doing business as StatScript Pharmacy.

      Chronimed Service Corporation, a Minnesota corporation.

      Chronimed Wholesale Inc., a Minnesota corporation.

      MEDgenesis Inc., a Minnesota corporation (inactive).

      Los Feliz Drugs Inc., a California corporation (inactive).

                                      E-21